Exhibit 32.01

FNB UNITED CORP.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of FNB United Corp. (the “Company”) certify that the Annual Report on Form 10-K of FNB for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of FNB.

Dated: March 30, 2012	/s/ BRIAN E. SIMPSON
Brian E. Simpson
Chief Executive Officer

Dated: March 30, 2012	/s/ DAVID L. NIELSEN
David L. Nielsen
Chief Financial Officer

*	This certificate is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.